SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  February 19, 1998


                              Express Scripts, Inc.
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             (Exact Name of Registrant as specified in its Charter)


     Delaware                      0-20199                      43-1420563
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(State or other jurisdiction   (Commission File No.)       (I.R.S. Employer
 of corporation)                                            Identification No.)


14000 Riverport Drive, Maryland Heights, Missouri                 63043
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code:   (314) 770-1666
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         (Former name or former address, if changed since last report)

Item 5.  Other Events

     On February 19, 1998,  Express Scripts,  Inc.  ("Express  Scripts") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Columbia/HCA Healthcare Corporation ("Columbia"), VH Holdings, Inc. and Galen Holdings, Inc., pursuant to which Express Scripts will acquire ValueRx, the pharmacy benefit management business operated by Columbia, for approximately $445 million in cash. A copy of the Stock Purchase Agreement is filed with this 8-K as Exhibit 2.1 hereto. Consummation of the transaction is subject to the conditions set forth in the Stock Purchase Agreement, including appropriate regulatory approvals.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

 (c) The following exhibits are filed as part of this report on Form 8-K:

     Exhibit 2.1 Stock Purchase Agreement by and among Columbia/HCA Healthcare Corporation, VH Holdings, Inc., Galen Holdings, Inc. and Express Scripts, Inc., dated as of February 19, 1998, and related Schedules (all Schedules, other than those relating to the calculation of the Purchase Price [as defined therein] are omitted from this filing, but will be filed with the Commission supplementally upon request).

     Exhibit 99.1 Press release, dated February 20, 1998, by
Express Scripts, Inc.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         EXPRESS SCRIPTS, INC.



Date:    February 27, 1998                By: /s/ Barrett A. Toan
                                              Barrett A. Toan
                                          President and Chief Executive Officer
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                                  EXHIBIT INDEX


  EXHIBIT NO.     DESCRIPTION

      2.1 Stock Purchase Agreement by and among Columbia/HCA Healthcare Corporation, VH Holdings, Inc., Galen Holdings, Inc. and Express Scripts, Inc., dated as of February 19, 1998, and related Schedules (all Schedules, other than those relating to the calculation of the Purchase Price [as defined therein] are omitted from this filing, but will be filed with the Commission supplementally upon request).

      99.1        Press release, dated February 20, 1998, by Express Scripts,
                  Inc.